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                                                                      Exhibit 21

                       Subsidiaries of DrugMax.com, Inc.
                       ---------------------------------

       Subsidiary                               State of Incorporation
       ----------                               ----------------------

       Valley Drug Company                      Ohio
       Desktop Media Group, Inc.                Florida
       VetMall, Inc./1/                         Florida
       Healthseek.com                           Massachusetts
       Discount Rx                              Louisiana

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1. DrugMax.com, Inc. owns 70% of the outstanding common stock of VetMall, Inc.